ASSIGNMENT OF PURCHASE AGREEMENT

This Assignment of Purchase Agreement (the “Assignment”) is entered into by and between HARTMAN SHORT TERM INCOME PROPERTIES XX, INC., a Maryland corporation, (“Assignor”) and HARTMAN BENT TREE GREEN, LLC, a Texas limited liability company (“Assignee”).

WHEREAS, HARTMAN SHORT TERM INCOME PROPERTIES XX, INC. entered into that certain Purchase Agreement by and between BEHRINGER HARVARD  BENT TREE, LP, a Delaware limited partnership, as Seller and HARTMAN SHORT TERM INCOME PROPERTIES XX, INC., as Buyer, dated as of August 30, 2012, (the “Contract”) for the transfer of the real property known as Bent Tree Green Office Building, located at 17300 North Dallas Parkway, Dallas, Texas, and more particularly described on EXHIBIT “A” attached hereto (the “Property”).

WHEREAS Assignor desires to assign to Assignee all of its right, title and interest in and to the Contract.

NOW THEREFORE, in consideration of the mutual promises herein contained, the sufficiency of which consideration is hereby acknowledged, Assignor and Assignee agree as follows:

1.

Assignor assigns all of its right, title and interest to the Contract to Assignee.

2.

Assignee accepts the assignment and agrees to assume and perform all the duties to be performed by Buyer under the Contract.

EXECUTED this 5th day of October, 2012.

ASSIGNOR:

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.,

a Maryland corporation

By: ___________________________________

   Allen R. Hartman, President

ASSIGNEE:

HARTMAN BENT TREE GREEN, LLC,

a Texas limited liability company

By: Hartman Income REIT Management, Inc.

   a Texas corporation, its Manager

By: ___________________________________

    Allen R. Hartman, President

EXHIBIT A

LEGAL DESCRIPTION

Being a tract of land situated in the City of Dallas, Dallas County, Texas, part of the Eli Shepherd Survey, Abstract No. 1361, and being Lot 1A, Block B/8228, Bent Tree Office Addition No. 1, recorded in Volume 83192, Page 2852, Deed Records of Dallas County, Texas, and being more particularly described by metes and bounds as follows:

BEGINNING at a 5/8” iron rod found for the northerly northeast cutback corner of the intersection of Dallas Parkway (200’ wide) and Knoll Trail Drive (60’ wide), same being the westerly southwest corner of said Bent Tree Office Addition No. 1;

THENCE, North 01°58’00” East along the easterly line of Dallas Parkway, 425.22 feet to a found ½” iron rod with cap stamped “F.D.”;

THENCE, East, 259.87 feet to a 5/8” iron rod found for corner;

THENCE, South 45°29’51” East, 90.08 feet to a point for corner, from which a found iron rod bears North 73 degrees 10’ East, 0.72 feet;

THENCE, South 26°15’20” West, 50.86 feet to a point for corner, from which a found iron rod bears South 60 degrees 40’ East, 0.77 feet;

THENCE, South 04°37’10” East, 110.90 feet to a point for corner, from which a found iron rod bears South 52 degrees, 12’ East, 0.63 feet;

THENCE, South 18°34’10” East, 97.51 feet to a point for corner, from which a found iron rod bears South 45 degrees 18’ East, 0.61 feet;

THENCE, South 01°13’00” East, 32.71 feet to a found iron rod;

THENCE, South 01°27’09” West, 163.16 feet to a point for corner, from which a found iron rod bears South 15 degrees 00’ East, 0.36 feet, said point being the northerly right-of-way of the aforesaid Knoll Trail Drive;

THENCE, westerly along said right-of-way, the following three (3) courses:

Along the arc of a curve to the left, having a delta angle of 42 degrees 29’48” radial bearing of South 44 degrees 27’48” West, a radius of 230.00 feet and an arc length of 170.59 feet to a found “X” for corner;

North 88°02’00” West, 190.00 feet to a 5/8” iron rod found for corner;

North 43°02’00” West, 14.14 feet to the POINT OF BEGINNING and containing approximately 3.376 acres of land.